SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 1, 2009

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14625	53-0085950
(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500, Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 744-1000

(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events

The purpose of this Current Report on Form 8-K is to set forth the following information previously filed as part of, or as an exhibit or financial statement schedule to, the Company’s Annual Report on Form 10-K for the fiscal year December 31, 2008, which information has been revised to reflect the impact of the disposition of four properties, the retrospective adoption of two accounting standards and to provide additional disclosure regarding certain critical accounting policies. The revised information includes:

•	Computation of Ratios of Earnings to Fixed Charges;

•	Selected Financial Data;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”);

•	Consolidated Financial Statements and Notes thereto; and

•	Schedule of Real Estate and Accumulated Depreciation.

This information is attached hereto as exhibits 12 and 99.1 through 99.4 and is incorporated herein by reference.

On February 17, 2009, Host Hotels & Resorts, Inc. sold the Hyatt Regency Boston for net proceeds of approximately $113 million. On July 9, 2009, the Company sold the Sheraton Stamford Hotel and the Washington Dulles Marriott Suites for net proceeds of approximately $36 million. On July 16, 2009, the Company sold the Boston Marriott Newton for net proceeds of approximately $28 million. In accordance with U.S. generally acceptable accounting principles, the results of these hotels were presented in the Company’s continuing operations for all fiscal years included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission (“SEC”) on February 27, 2009. In accordance with the accounting pronouncement regarding the impairment or disposal of long-lived assets, the Company reported the results of these hotels as discontinued operations in its Form 10-Q for the quarter and year-to-date periods ended June 19, 2009. The Company is also required to reclassify results of operations from a property disposed or held for sale as discontinued operations during all reported periods. Accordingly, the information included in this Current Report reflects the reclassification of the results of these hotels as discontinued operations.

Additionally, effective January 1, 2009, the Company adopted two new accounting standards that affected the accounting for its senior exchangeable debentures and non-controlling interests in consolidated entities. Both of these accounting changes require the Company to apply the effect of the new standards retrospectively. For its senior exchangeable debentures, the Company now separately accounts for the liability and equity components of the debentures to reflect its nonconvertible borrowing rate as of the instrument’s issuance date. The adoption of this standard has resulted in an increase in interest expense for all periods presented and a decrease in earnings per share. The second change in accounting standards affects the accounting for entities where the Company does not own 100% of the ownership interests, but consolidates its operations. For non-controlling interests that cannot be settled in cash, the amount of the non-controlling interest will now be included as a separate component of equity in the consolidated balance sheets. The consolidated statements of operations have also been modified to separately present earnings and other comprehensive income attributable to controlling and non-controlling interests. There was no effect on earnings per share as a result of the adoption of this standard.

Additionally, the Company updated its MD&A and consolidated financial statements and notes to provide additional disclosure regarding its critical accounting policies for the evaluation of potential impairment of long-lived assets.

The Company has also updated the footnotes to the audited consolidated financial statements to disclose certain significant transactions listed below that occurred subsequent to December 31, 2008. However, investors are cautioned that the MD&A with respect to the three years ended December 31, 2008 presented herein represents the MD&A that the Company filed as part of its 2008 annual report on Form 10-K updated only to reflect the effect on its results of operations and financial position discussed therein of the adoption of the new accounting pronouncement and sales of the properties discussed above. The MD&A presented herein has not been updated or amended to reflect any other information, uncertainties, transactions, risks, events or trends occurring, or known to management, including those listed below, that have occurred subsequent to February 27, 2009, the date on which the Company filed its annual report on Form 10-K. These items for which the MD&A presented herein has not been updated or amended (but for which the audited consolidated financial statements and notes thereto have been updated) include:

•	The repurchase of $75 million face amount of our 3.25% Exchangeable Senior Debentures with a carrying amount of $72 million for approximately $69 million;

•	The March prepayment of the $34 million mortgage outstanding on the Westin Indianapolis;

•	The March issuance of a $120 million mortgage on JW Marriott Hotel Washington, DC;

•	The April issuance of 75,750,000 shares of common stock for net proceeds of $480 million;

•	The May $400 million issuance of 9% Series T senior notes with net proceeds of $380 million;

•	The repayment of $200 million outstanding under the revolver portion of the credit facility;

•	The July repayment of $175 million mortgage debt on the San Diego Marriott Hotel & Marina; and

•	Impairment charges recorded for four properties and an equity method investment totaling $131 million.

In addition, neither the footnotes to the audited consolidated financial statements nor the MD&A presented herein have been amended or updated to reflect the following information:

•	Modification of the Company’s forecast on the range of expected revenues per available room (RevPAR) for its comparable hotels for 2009;

•	Modification of the Company’s forecast on the range of expected dividends per share for 2009;

•	and all other events relating to the results of operations for the first two quarters of 2009.

Investors should read the information contained in this current report together with the other information contained in the Company’s 2008 Annual Report on Form 10-K filed on February 27, 2009, the Company’s Form 10-Qs for the quarters ended March 27, 2009 and June 19, 2009, filed with the SEC on April 23, 2009 and July 28, 2009, respectively, and other information filed with, or furnished to, the SEC after February 27, 2009.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.
12	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Results of Operations and Financial Condition

99.3	Consolidated financial statements as of December 31, 2008 and 2007 and for the three years ended December 31, 2008

99.4	Schedule of Real Estate and Accumulated Depreciation as of December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President, Corporate Controller

Date: August 5, 2009

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